SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 9, 2003
(Date of earliest event reported)

TERAYON COMMUNICATION SYSTEMS, INC

(Exact name of Registrant as specified in its charter)

Delaware	000-24647	77-0328533

(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	file number)	identification no.)

4988 Great America Parkway, Santa Clara, CA 95054

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:	(408) 235-5500

Item 9. Regulation FD Disclosure.

     On July 9, 2003, Terayon Communication Systems, Inc. (Company) issued a press release announcing that the Company had been selected as a ‘Platinum Partner’ of the National Cable Television Cooperative.

     On July 14, 2003, the Company issued a press release announcing the appointment of Douglas Sabella as Chief Operating Officer of the Company.

Item 7. Exhibits.

99.1	Press Release, dated as of July 9, 2003, entitled Terayon Partners with National Cable Television Cooperative to Make its Cable Data and Video Products Available to NCTC Members.
99.2	Press Release, dated as of July 14, 2003, entitled Terayon Appoints Douglas Sabella as Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.

By:	/s/ Zaki Rakib

Zaki Rakib Chief Executive Officer

Date: July 16, 2003

INDEX OF EXHIBITS

99.1	Press Release, dated as of July 9, 2003, entitled Terayon Partners with National Cable Television Cooperative to Make its Cable Data and Video Products Available to NCTC Members.
99.2	Press Release, dated as of July 14, 2003, entitled Terayon Appoints Douglas Sabella as Chief Operating Officer.